                                                              EXHIBIT 10.5

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "AGREEMENT") is made as of the ___ day of November, 1999 by and between Participate.com, Inc., a Delaware corporation (the "COMPANY"), and David A. Greer ("EMPLOYEE").

                                   BACKGROUND

         A. The Company's predecessor, a limited liability company, and Employee are parties to that certain Employment Agreement dated January 1, 1999 (the "EMPLOYMENT AGREEMENT"), the Admission Agreement dated January 1, 1999 including the schedules thereto, as amended, that certain letter agreement dated February 1, 1999 (collectively, the "PRIOR AGREEMENTS") and certain other agreements.

         B. Pursuant to that certain Agreement and Understanding dated September 16, 1999 between the Company and the Employee, the parties agree to amend and restate the Employment Agreement to (i) reflect the changing of legal form from that of a Delaware limited liability company to a Delaware corporation and other matters as set forth herein and (ii) terminate all Prior Agreements (as set forth in Section 5.5 of this Agreement).

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

                                    ARTICLE I

                               EMPLOYMENT SERVICES

         1.1 AGREEMENT. The Company and Employee shall continue their employment relationship pursuant to the terms and conditions set forth herein.

         1.2 TERM. The term of this Agreement shall be for a period of four (4) years commencing as of January 1, 1999 (the "EMPLOYMENT TERM"). Notwithstanding the foregoing, this Agreement may be terminated prior to the expiration of the Employment Term in accordance with the provisions of
ARTICLE II hereof.

         1.3      ACTIVITIES AND DUTIES.

                  (a) During the Employment Term, Employee agrees to (i) serve as Vice President of Operations for the Company, (ii) develop strategies, programs and practices to implement and manage electronic communities, and (iii) perform such other duties and responsibilities as the Company's President and Chief Executive Officer, Alan K. Warms ("WARMS"), shall from time to time assign him.

                  (b) Employee represents and warrants to the Company that he is free to enter into this Agreement with the Company, and that he does not have, and will not have during the Employment Term, any prior or other commitments or obligations of any kind to anyone else which would hinder or interfere with his performance of his obligations hereunder, or the exercise of his best efforts on behalf of the Company.

                  (c) Employee hereby agrees that he shall not subcontract any services assigned to him by the Company, or engage or permit any person or entity other than Employee to perform any such services, without the prior written consent of Warms.

                  (d) Employee hereby agrees that during the Employment Term, he shall not, without the prior written consent of the Company, have an interest in, be employed by, or perform any services on behalf of any person or entity other than the Company; provided, however, that (i) nothing contained herein shall prohibit Employee from having an ownership interest of five percent (5%) or less in a company that has publicly traded securities which are listed on a nationally-recognized securities exchange, and (ii) Employee may perform services for persons or entities other than the Company if Employee obtains the prior written consent of Warms with respect to provision of such services.

                                   ARTICLE II

                           TERMINATION/ATTORNEY FEES

         2.1 TERMINATION OF EMPLOYMENT TERM. Notwithstanding SECTION 1.2 hereof, the Employment Term shall terminate upon the occurrence of any of the following events: (a) upon the mutual written agreement of the Company and Employee; (b) death of Employee; (c) Legal Disability of Employee, as defined in SECTION 2.5; (d) at any time by the Company for Cause, as defined in
SECTION 2.2; (e) at any time by the Company, without Cause, upon provision of thirty (30) days written notice to Employee; or (f) at any time by Employee, without Cause, upon provision of sixty (60) days written notice to the Company. In the event of termination of this Agreement, the Company shall only be obligated to pay Employee such compensation as has been earned by him prior to the date of termination. Further, in such event, the provisions of
ARTICLE IV shall remain in full force and effect in accordance with their terms.

         2.2 CAUSE. The term "CAUSE" as used herein shall mean any of the following acts or omissions:

                  (a) Employee's theft, embezzlement or other acts of dishonesty;

                  (b) A material default by Employee in the performance or observance of any promise or undertaking of Employment under this Agreement, which default shall continue for a period of ten (10) days after written notice thereof from the Company to Employee;

                  (c) The commission of an act by Employee in the performance of his duties hereunder amounting to gross negligence or willful or wanton misconduct;

                  (d) The commission by Employee of an act or acts involving a Class A-type felony.

         2.3 DISPUTE AS TO CAUSE. In the event that there is any dispute between the parties as to whether Cause exists, such determination shall be made pursuant to binding arbitration, as follows: such claim shall be submitted for arbitration to the Chicago, Illinois office of the American Arbitration Association on demand of either party. Any such arbitration proceeding will be conducted in Chicago, Illinois and except as otherwise provided in this Agreement, will be conducted in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. The arbitrator(s) shall determine which party, if either, prevailed and shall award the prevailing party its costs and attorneys' fees. The award and decision of the arbitrator will be conclusive and binding on all parties to this Agreement and judgment on the award may be entered in any court of competent jurisdiction. The parties acknowledge and agree that any arbitration award may be enforced against either or both of them in a court of competent jurisdiction and each waives any right to contest the validity or enforceability of such award. The parties further agree to be bound by the provisions of any statute of limitations which would be applicable in a court of law to the controversy or claim which is the subject of any arbitration proceeding initiated under this Agreement. The parties further agree that they are entitled in any arbitration proceeding to the entry of an order, by a court of competent jurisdiction pursuant to an opinion of the arbitrator, for specific performance of any of the requirements of this Agreement.

         2.4 ATTORNEYS' FEES. In the event of a breach of any provision of this Agreement, the breaching party shall pay to the non-breaching party, in addition to any other damages or remedies which may be available at law or in equity, all of its attorneys' fees and costs reasonably incurred as a result of such breach.

         2.5 DEATH AND DISABILITY. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate upon the death or Legal Disability of Employee and thereafter, the Company shall have no obligation to pay any future amounts (other than those accrued prior to the date of Employee's death or disability) otherwise due to Employee pursuant to this Agreement. For the purposes of this Agreement, the term "LEGAL DISABILITY" shall mean the inability of Employee, due to illness, accident or other physical or mental incapacity, to perform substantially all of his regular duties hereunder for a period (whether continuous or periodic) of six (6) months during any twelve month period of the Employment Term, or a physical or mental incapacity in which there is no hope of recovery within eight (8) months. In the event that there is any dispute as to Employee's Legal Disability, a determination shall be made at the written request of either the Company or Employee sent to the other (and within thirty (30) days after such request) by a majority of three physicians, one of whom shall be selected by Employee, one by the Company and the third by the two physicians so selected.

                                   ARTICLE III

                                  COMPENSATION

         3.1 BASE SALARY. In consideration for performance of his services hereunder, during the Employment Term, Employee shall receive a base salary in the amount of $150,000 per year. Such amount shall be payable no less frequently than monthly.

         3.2 STOCK OWNERSHIP. In addition to the amounts payable pursuant to SECTION 3.1, in consideration for performance of his services hereunder, Employee owns stock of the Company subject to vesting as set forth in that certain David A. Greer Stock Vesting Agreement dated as of September 13, 1999.

         3.3 BENEFITS. During the Employment Term, Employee shall be entitled to participate in the Company's group health care plan, subject to all applicable eligibility rules thereof. In addition, Employee shall be entitled to fifteen (15) paid vacation days per year.

         3.4 REIMBURSEMENT OF EXPENSES. The Company shall reimburse Employee for all reasonable and necessary expenses incurred by Employee while performing his duties under this Agreement, subject to provision by Employee of documentation satisfactory to the Company.

         3.5 WITHHOLDINGS AND DEDUCTIONS. All amounts payable to Employee pursuant to this Agreement shall be subject to such withholdings and deductions by the Company as are required by law.

                                   ARTICLE IV

                   PROPRIETARY INFORMATION; NON-SOLICITATION;
                            OWNERSHIP OF CONCEPTIONS

         4.1 PROPRIETARY INFORMATION. Employee acknowledges that this Agreement creates a relationship of confidence and trust with respect to all information of a confidential, proprietary or trade secret nature disclosed by or on behalf of the Company to Employee that relates to the business of the Company, its affiliates, customers, suppliers and vendors (collectively, "PROPRIETARY INFORMATION"). Such Proprietary Information includes any material, data or information disclosed by the Company to Employee that is not generally known or disclosed to the public or to third parties, including without limitation:

                  (a) technical information, including without limitation, computer software, algorithms, processing systems, techniques, new ideas, discoveries, inventions, developments, know-how and trade secrets (whether developed by the Company, an affiliate, employee or representative thereof, or by Employee in the scope of employment hereunder);

                  (b) business information, including without limitation, information relating to costs, pricing, profit margins, markets and suppliers, business plans and projections, financial, accounting, legal and regulatory data, names, addresses and telephone numbers of current or prospective customers and their respective service or product requirements, credit histories and trade names, sales, marketing and advertising plans, prospective or actual strategies, licenses or similar agreements, and other commercial information;

                  (c) technical and/or business information furnished by third parties to the Company, including prospects, customers, suppliers, licensers, franchisers and vendors; and

                  (d) any other information which the Company reasonably designates should be confidential.

Employee shall keep all Proprietary Information in confidence and Employee shall not at any time, during the Employment Term or at any time thereafter, directly or indirectly disclose, copy, distribute, republish or allow access to, any Proprietary Information to anyone, or directly or indirectly use any Proprietary Information for Employee's own benefit or for the benefit of any person or entity other than the Company. Upon any termination of this Agreement, or upon the request of the Company, Employee shall promptly deliver to the Company all Proprietary Information, as well as all documents and materials of any nature pertaining to the services performed by Employee hereunder and all copies thereof in whatever form, and Employee shall not retain any documents or materials or copies thereof containing any Proprietary Information. Employee shall, upon learning of the unauthorized disclosure or use of the Company's Proprietary Information or any requirement that it disclose the Company's Proprietary Information by operation of law, regulation or other legal process, notify the Company immediately and in writing, and cooperate fully with the Company to protect the Company's Proprietary Information. Notwithstanding the foregoing, Employee acknowledges and agrees that he has entered into that certain proprietary rights agreement in the form attached to this Agreement as EXHIBIT A, and that the terms of such agreement are in addition to the terms set forth in this Section 4.1.

         4.2 NON-COMPETITION. Employee hereby agrees that: (i) the covenant set forth in this SECTION 4.2 is reasonable in scope and essential to the preservation of the Company's business; and (ii) the enforcement of such covenant will not preclude Employee from being gainfully employed in such manner and to the extent necessary to provide a standard of living for himself, the members of his family and others dependent upon him. In addition, Employee acknowledges and agrees that due to the global nature of the Internet, the market in which the Company operates will be worldwide, and that the Company shall give good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to conduct its business free of competition, direct or indirect, from Employee as described below. Employee hereby agrees that he shall not, during the Employment Term and for a period of one (1) year thereafter, directly or indirectly, provide any services associated with the internet, intranets or extranets anywhere in the world to any person, firm or entity that (i) is a client of the Company at any time during the Employment Term, or (ii) is a "Prospective Client" (as defined below) of the Company on the date of termination hereof. For purposes hereof, the term "PROSPECTIVE CLIENT" shall mean any person, firm or entity that has been solicited by the Company (or any employee, independent contractor, member or agent thereof) for business during the six (6) month period prior to the date of termination of the Employment Term.

         4.3 NON-SOLICITATION. At all times during the term of this Agreement, and for a period of one (1) year following any termination or expiration hereof, Employee agrees that Employee shall not, directly or indirectly, for Employee or on behalf of any person or entity, solicit or contact any employees, customers or clients of the Company for the purpose of inducing them to terminate their Employment or contractual agreements with the Company or to become employees, independent contractors, customers or clients of Employee or such other person or entity.

         4.4      CONCEPTIONS.

                  (a) Employee acknowledges that the Company is engaged in a continuous program of research, development and marketing in connection with its business and that, in the performance of his services hereunder, Employee may participate in and support such activities. To the extent that Employee participates in or supports such activities on behalf of the Company, Employee hereby agrees to promptly disclose exclusively to the Company all improvements, original works of authorship, processes, computer programs, ideas, discoveries, techniques, data bases, trade secrets, documentation, program materials, flow charts, notes, outlines, formulas, processes, ideas, inventions, know-how or techniques and any other information generated by Employee (collectively, "CONCEPTIONS"), whether or not patentable or copyrightable, that are generated, conceived, first reduced to practice or created by Employee, either alone or jointly with others, during the course of and in relation to Employee's performance under this Agreement. Employee further agrees that all Conceptions that: (a) are developed using equipment, supplies, facilities or trade secrets of the Company; or (b) result from or are any way connected with the services performed by Employee hereunder; or (c) relate to the business of the actual or anticipated research or development of the Company, and the copyright, patent, trademark, trade secret and all other proprietary rights therein and derivative works created therefrom, including any "moral" rights under any copyright or other similar law, shall be the sole and exclusive property of the Company, and shall be considered "works-made-for-hire" under applicable law. Such ownership shall inure to the benefit of the Company from the date of the conception, creation or fixation of the Conceptions in a tangible medium of expression, as applicable. If and to the extent the Conceptions or any part thereof are found by a court of competent jurisdiction not to be a "work-made-for-hire" within the meaning of the Copyright Act of 1976, as amended, or other applicable statute, or not to be the sole and exclusive property of the Company, Employee expressly assigns to the Company all exclusive right, title and interest in and to the Conceptions, without further consideration, free from any claim, lien for balance due or rights of retention thereto by Employee. Employee agrees to assist the Company in obtaining and enforcing all rights and other legal protections for the Proprietary Information and the Conceptions and to execute any and all documents that the Company may reasonably request in connection therewith, including, without limitation, any patent and/or copyright assignment document(s); provided, however, that the Company agrees to pay Employee reasonable consideration for time actually spent and sufficiently documented by Employee for such assistance. Concurrently with his execution of this Agreement, Employee shall execute the Notice that is attached hereto as EXHIBIT B thereby acknowledging his receipt of such Notice, in accordance with the Illinois Employee Patent Act.

                  (b) The provisions of SECTION 4.4(a) shall not apply to any Conceptions developed by Employee in the performance of Employment services for persons or entities other than the Company if the provision of such services has been approved in writing by Warms.

         4.5 REMEDIES. Employee hereby acknowledges and agrees that the services to be rendered by him to the Company hereunder are of a special and unique nature and that it would be very difficult or impossible to measure the damages resulting from a breach of this Agreement. Employee hereby further acknowledges and agrees that the restrictions herein are reasonable and necessary for the protection of the goodwill and the business of the Company and that a violation by Employee of any such covenant will cause irreparable damage to the Company. Employee therefore agrees that any breach or threatened breach by him of any of the covenants or provisions of this
ARTICLE IV shall entitle the Company, in addition to any other legal remedy available to it, to apply to any court of competent jurisdiction for a temporary and permanent injunction or any other applicable decree of specific performance, in order to enjoin such breach or threatened breach. The parties understand and intend that each covenant, provision and restriction agreed to in this ARTICLE IV shall be construed as separate and divisible from every other provision and restriction and that the unenforceability of any one provision or restriction shall not limit the enforceability, in whole or in part, of any other provision or restriction and that one or more of all of such provisions or restrictions may be enforced, in whole or in part, as the circumstances warrant.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 INDEMNITY. Employee hereby agrees to defend, indemnify and hold harmless the Company and its affiliates, members, managers, officers, agents, employees, representatives, successors and assigns from and against any and all claims, demands, causes of action, losses, damages, costs and expenses (including, without limitation, litigation costs, reasonable attorneys' fees and any appellate bonds) (collectively, "CLAIMS") arising out of or relating to: (a) Employee's willful misconduct in performing his obligations hereunder, (b) services performed by Employee at any time for any person or entity other than the Company; or (c) the violation by Employee of any non-competition, non-solicitation or non-disclosure agreement.

         5.2 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be addressed as follows:

                  If to Employee:

                  David A. Greer
                  1115 W. Barry
                  Chicago, IL 60657
                  PH:  (773) 549-6434
                  E-MAIL:  dgreer@participate.com

                  If to the Company:

                  Participate.com, Inc.
                  945 West George Street, Third Floor
                  Chicago, IL 60657
                  Attn: Alan K. Warms, President
                  PH:  (773) 665-0020
                  FAX:  (773) 665-0025
                  E-MAIL:  awarms@participate.com

                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, CA 94304
                  Attn:  Page Mailliard, Esq.
                  PH:  (650) 493-9300
                  FAX:  (650) 496-4088

or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others. Notices mailed in accordance with this
SECTION 5.2 shall be deemed given (i) the third day after they are mailed, (ii) the next day after they are sent by reputable overnight courier service, (iii) when sent, if sent by telecopy or e-mail between 9:00 A.M. and 5:00 P.M. central standard time, or (iv) the next business day thereafter if sent by telecopy or e-mail after 5:00 P.M. central standard time. Any written notice hereunder may be provided via e-mail, return receipt requested.

         5.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. In the case of the Company, the successors and permitted assigns hereunder shall include without limitation any affiliate of the Company as well as the successors in interest to such affiliate (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). This Agreement or any right or interest hereunder is one of personal service and may not be assigned by Employee. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties and successors and assigns permitted by this SECTION 5.3 any right, remedy or claim under or by reason of this Agreement.

         5.4 AMENDMENTS. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

         5.5 TERMINATION OF PRIOR AGREEMENTS; CONFIRMATION OF EXISTING AGREEMENTS; RELEASE. Concurrently with the execution and delivery of this Agreement, all Prior Agreements, understandings, and letters of intent between parties hereto are hereby terminated and of no further force or effect, except for (i) this Agreement (including the Proprietary Information Agreement), (ii) the Agreement and Understanding dated September 16, 1999 between the parties hereto, a copy of which is attached as EXHIBIT C, (iii) the David A. Greer Stock Vesting Agreement, dated

September 13, 1999, between the parties hereto, a copy of which is attached as EXHIBIT D, (iv) the voting agreement, dated September 17, 1999, executed by Mr. Greer, a copy of which attached as EXHIBIT E, and (v) the Amended and Restated Stockholders Rights Agreement, a copy of which is attached as EXHIBIT F. The agreements referred to in the preceding clauses (i) through
(v) are referred to as the "Existing Agreements." This Agreement and the other Existing Agreements contain the entire understanding of the parties hereto with regard to the subject matter contained herein and therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto.

         Employee, on behalf of himself, and his agents and representatives, and each of them (each including Employee and "Greer Party", and collectively the "Greer Parties"), hereby releases the Company and its past, present and future employees, agents, representatives, officers, directors, and each of them from any and all claims, rights, demands, causes of action, obligations, damages, debts and liabilities, whether or not now known, fixed, contingent, suspected or claimed ("Claims"), which any of the Greer Parties ever had, now has, or claims to have had, against any of the Company's parties up to and including the date of this Agreement, including without limitation any Claim that any Greer Party has or is entitled to any right, title or interest in any equity or debt securities of the Company (or antidilution rights or preemptive rights regarding the same), whether asserted prior to or after the execution of this Agreement, other than the covenants and obligations of the Company and Employee set forth in the Existing Agreements. Employee agrees that the release set forth above shall be and remain in effect in all respects as a complete general release as to all matters released. This release does not extend to any obligations incurred under this Agreement and the other Existing Agreements.

         If Employee acknowledges that he is familiar with the provisions of
Section 1542 of the Civil Code of the State of California, which Section states as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially effected his settlement with the debtor."

         Employee acknowledges that he may have sustained damages, losses, costs or expenses which are presently unknown and unsuspected, and which may give rise to additional damages, lawsuits, costs or expenses in the future. Nevertheless, Employee acknowledges that the releases contained in this Section 5.5 have been negotiated and agreed upon, in light of this situation, and that Employee expressly waives any rights he may have under the above referenced Code section, as well as under any statute or common law principles of similar effect.

         5.6 INTERPRETATION. Article titles and section headings contained herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         5.7 EXPENSES. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

         5.8 WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver will be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         5.9 PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

         5.10 INCORPORATION OF RECITALS. The recitals set forth on page 1 hereof are hereby incorporated into and made a part of this Agreement by this reference.

         5.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Employee and the Company.

         5.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois.

         5.13 WRITTEN APPROVAL. Any written approval required pursuant to this Agreement may be provided by E-mail.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    PARTICIPATE.COM, INC.

                                    By:
                                       -----------------------------------------
                                       Alan K. Warms
                                       Managing Member




                                    --------------------------------------------
                                    DAVID A. GREER

                                    EXHIBIT A

                              PARTICIPATE.COM, INC.

                          CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT


         As a condition of my employment with Participate.com, Inc., its subsidiaries, affiliates, successors or assigns (together the "Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, __________________________________ agrees to the following:
      (Employee Name)

         1. AT-WILL EMPLOYMENT. I understand and acknowledge that my employment with the Company is for an unspecified duration and constitutes "at-will" employment. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice.

         2.       CONFIDENTIAL INFORMATION.

                  (a) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company to fulfill my employment obligations, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

                  (b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

                  (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

         3.       INVENTIONS.

                  (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto as EXHIBIT A a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

                  (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign and shall assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"). I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protected by copyright are "works made for hire," as that term is defined in the United States Copyright Act. I shall not incorporate any invention, original work of authorship, development, concept, improvement, or trade secret owned, in whole or in part, by any third party, into any Invention without the Company's prior written permission.

                  (c) INVENTIONS ASSIGNED TO THE UNITED STATES. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

                  (d) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

                  (e) PATENT AND COPYRIGHT REGISTRATIONS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

         4. CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

         5. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, source code or software, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as EXHIBIT B.

         6. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

         7. SOLICITATION OF EMPLOYEES. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

         8. CONFLICT OF INTEREST GUIDELINES. I agree to diligently adhere to the Conflict of Interest Guidelines attached hereto as EXHIBIT C.

         9. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

         10.      ARBITRATION.

                  (a) Except as provided in Section 10(c) below, the Company and I agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration unless otherwise required by law, to be held in Cook County, Illinois in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

                  (b) The arbitrator shall apply Illinois law to the merits of any dispute or claim, without reference to rules of conflicts of law. I hereby consent to the personal jurisdiction of the state and federal courts located in Illinois for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

                  (c) The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgement of the powers of the arbitrator.

                  (d) I understand that nothing in Section 10 modifies my at-will status. Either the Company or I can terminate the employment relationship at any time, with or without cause.

                  (e) I HAVE READ AND UNDERSTAND THIS SECTION 10, WHICH DISCUSSES ARBITRATION. I UNDERSTAND THAT BY SIGNING THIS AGREEMENT, I AGREE, EXCEPT AS PROVIDED IN SECTION 10(c), TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, UNLESS OTHERWISE REQUIRED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF MY RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF MY RELATIONSHIP WITH THE COMPANY.

         11.      GENERAL PROVISIONS.

                  (a) GOVERNING LAW. This Agreement will be governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

                  (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged.

                  (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

                  (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

                                         PARTICIPATE.COM, INC.



                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------


                                         EMPLOYEE:

                                         ---------------------------------------
                                         Name

                                    EXHIBIT A


                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP

                                                                                             IDENTIFYING NUMBER
                        TITLE                                     DATE                      OR BRIEF DESCRIPTION
------------------------------------------------------- -------------------------- ----------------------------------------


















____ No inventions or improvements

____ Additional Sheets Attached





Signature of Employee:
                      ----------------------------------

Print Name of Employee:
                       ---------------------------------

Date:
                                                        ------------------------

                                    EXHIBIT B


                            TERMINATION CERTIFICATION


         This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company.

         I further certify that I have complied with all the terms of the Company's Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

         I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

         I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.


Date:  __________________________






                                         ---------------------------------------
                                         (Employee's Signature)



                                         ---------------------------------------
                                         (Type/Print Employee's Name)

                                    EXHIBIT C


                         CONFLICT OF INTEREST GUIDELINES


         It is the policy of the Company to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

         1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment, Confidential Information and Invention Assignment Agreement elaborates on this principle and is a binding agreement.)

         2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

         3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

         4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

         5. Initiating or approving any form of personal or social harassment of employees.

         6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

         7.  Borrowing from or lending to employees, customers or suppliers.

         8.  Acquiring real estate of interest to the Company.

         9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

         10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

         11. Making any unlawful agreement with distributors with respect to prices.

         12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

         13. Engaging in any conduct which is not in the best interest of the Company.

         Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

                                    EXHIBIT B

                                     NOTICE

         Pursuant to the Illinois Employee Patent Act, Section 4.4 of the Employment Agreement dated of even date herewith between Participate.com, Inc. (the "COMPANY") and David Greer ("EMPLOYEE") does not apply to an invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Employee's own time, unless (a) the invention relates (i) to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the Employee for the Company.

DATED:  As of _________, 1999                    RECEIPT OF THE FOREGOING NOTICE
                                                 ACKNOWLEDGED:


                                                 -------------------------------
                                                 David A. Greer

                                                                    Exhibit C

                    PARTICIPATE.COM, INC. AND DAVID A. GREER

                           AGREEMENT AND UNDERSTANDING


         This Agreement and Understanding (this "AU") is made and entered into as of September 17, 1999 (the "Effective Date"), by and between Participate.com, Inc., a Delaware corporation (the "Company"), and David A. Greer, an individual ("Greer"). For purposes of this AU, unless otherwise specified, the term "Company" shall include Participate.com, L.L.C. and Extranet Solutions, L.L.C., as predecessors in interest to Participate.com, Inc.

                                    RECITALS

         WHEREAS, the Company and Greer are parties to an employment agreement and other related agreements made as of January 1, 1999, including that certain letter agreement dated February 1, 1999 (the "Prior Agreements");

         WHEREAS, pursuant to the Prior Agreements, Greer acquired an equity interest in the Company, subject to the terms and conditions of the Prior Agreements (the "Equity Interest");

         WHEREAS, the Company is currently in the process of changing the legal form of its business from that of a Delaware limited liability company to a Delaware corporation (the "Conversion") and issuing shares of its Series B Preferred Stock to certain investors after the consummation of the Conversion (the "Series B Financing"); and

         WHEREAS, the Company and Greer wish to clarify and confirm their agreement and understanding with respect to certain matters relating to the Equity Interest and employment with the Company.

         NOW, THEREFORE, the parties agree and acknowledge the following:

         1. As of the Effective Date, the Company shall pay Greer as compensation for his services a base salary at the annualized rate of one hundred and fifty thousand dollars ($150,000). Such salary shall be paid periodically in accordance with normal Company payroll practices and shall be subject to the usual, required withholding.

         2. At the first Board meeting following the Effective Date, Greer shall be granted a stock option to purchase fifteen thousand (15,000) shares of the Company's Common Stock at an exercise price equal to the then current fair market value as determined by the Board at such meeting (the "Option"). The Option shall vest as to 25% of the shares subject to the Option one year after the date of grant and as to 1/36th of the remaining shares subject to the Option monthly thereafter, so as to be fully vested and exercisable four (4) years from the date of grant, subject to Greer's continued service with the Company. In all other respects, the Option shall be subject to the terms, definitions and provisions of the Company's 1999 Stock Plan.

         3. Concurrent with the execution of this AU, the Company and Greer shall execute the Greer Stock Vesting Agreement (the "Stock Vesting Agreement"), which is attached hereto as Exhibit A and incorporated by reference herein. The Stock Vesting Agreement sets forth Greer's Equity Interest immediately following the Conversion. In addition, the Vesting Stock Agreement describes the vesting conditions relating to such equity interest. The parties agree and acknowledge that the Vesting Stock Agreement accurately reflects such equity interest and vesting therein. Greer further agrees and acknowledges that neither the Vesting Stock Agreement nor any other agreement to which Greer is a party provides any anti-dilution rights in connection with Greer's equity interest in the Company.

         4. PRIOR AGREEMENTS. The parties agree that promptly following the Series B Financing, they shall amend and restate the Prior Agreements as necessary and appropriate to reflect the foregoing and the change in the legal form of the Company's business from that of a Delaware limited liability company to a Delaware corporation.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above set forth.

                             PARTICIPATE.COM, INC.



                             By:
                                ------------------------------------------------
                                    Alan K. Warms
                                    Chief Executive Officer



                             NAME



                             ---------------------------------------------------
                             David A. Greer

                                                                    Exhibit D
                              PARTICIPATE.COM, INC.

                     DAVID A. GREER STOCK VESTING AGREEMENT

         THIS DAVID A. GREER STOCK VESTING AGREEMENT (this "AGREEMENT") is made and entered into as of September 17, 1999 by and between Participate.com, Inc., a Delaware corporation (the "COMPANY"), and David A. Greer, an individual ("Greer").

         In consideration of the mutual covenants and representations set forth in this Agreement, the Company and Greer agree as follows:

         1. ISSUANCE OF STOCK. Pursuant to that certain Contribution Agreement dated September 17, 1999, the Company has agreed to issue Greer an aggregate of 278,325 shares of the Company's Common Stock (the "GREER STOCK"), subject to the terms of that certain Agreement and Understanding as of the above date and with respect to which this Agreement is a part (the "AU").

         2. RESTRICTIONS. The Greer Stock shall be subject to the following restrictions:

                  (a) FORFEITURE OF GREER STOCK. In the event that Greer's employment with the Company terminates for any reason prior to October 19, 2002, Greer shall forfeit a portion of the Greer Stock (the "Unvested Shares"). The Unvested Shares shall vest in accordance with subsection 2(b) below, based upon Greer's continued employment with the Company; provided, however, that in the event Greer is terminated by the Company for "Cause" (as defined below), all of the Greer Stock shall be treated as Unvested Shares. Any such forfeiture shall be effected upon written notice by the Company to Greer or Greer's executor (with a copy to the Escrow Holder). Upon delivery of such notice, the Company shall become the legal and beneficial owner of the forfeited Greer Stock and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name such forfeited Greer Stock. For purposes of this Section 2, "Cause" shall be as defined in the employment agreement between Greer and Extranet Solutions, L.L.C., as predecessor in interest to the Company, made as of January 1, 1999 (the "Employment Agreement"). Notwithstanding the foregoing, the Unvested Shares shall vest in full and shall no longer be subject to forfeiture pursuant to this subsection 2(a) upon a sale of all or substantially all of the Company's assets or a merger of the Company that results in a change in ownership of a majority of the voting securities of the Company.

                  (b) FORFEITURE PERCENTAGE. The Greer Stock shall be subject to forfeiture pursuant to Section 2(a) in accordance with the following schedule:

                                                             Unvested Shares
               On the following dates:             (as a percentage of Greer Stock)
               -----------------------             --------------------------------
                October 19, 1999                                 75.00%

                January 19, 2000                                 68.75%

                April 19, 2000                                   62.50%



                July 19, 2000                                    56.25%

                October 19, 2000                                 50.00%

                January 19, 2001                                 43.75%

                October 19, 2001                                 25.00%

                January 19, 2002                                 18.75%

                April 19, 2002                                   12.50%

                July 19, 2002                                    6.25%

                October 19, 2002                                 0

                  (c) OTHER RESTRICTIONS. The Greer Stock shall be subject to the terms and conditions of the Prior Agreements (as defined in the AU), as modified by the AU and herein; provided, however, that the Company's "Purchase Rights" (as defined in the Prior Agreements which are defined in the AU) shall no longer apply to vested shares of the Greer Stock.

         3. GREER REPRESENTATIONS. Greer represents to the Company the following:

                  (a) Greer is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Greer is acquiring these securities for investment for Greer's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                  (b) Greer understands that the securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Greer's investment intent as expressed herein. In this connection, Greer understands that, in view of the Securities and Exchange Commission, the statutory basis for such exemption may not be present if Greer's representations meant that Greer's present intention was to hold these securities for a minimum capital gains period under the tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

                  (c) Greer further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Greer further acknowledges and understands that the Company is under no obligation to register the securities. Greer understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

         4. STOCK CERTIFICATE LEGENDS. The stock certificates evidencing the Greer Stock issued hereunder shall be endorsed with the following legends:

                  (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                  (b) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                  (c) Any legend required by any applicable state securities laws.

         5. MARKET STAND-OFF AGREEMENT. Greer hereby agrees, if so requested by the managing underwriters in such offering, that, without the prior written consent of such managing underwriters, Greer will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of or make a distribution of any capital stock of the Company held by or on behalf of Greer or beneficially owned by Greer in accordance with the rules and regulations of the Securities and Exchange Commission for a period of up to 180 days after the date of the final prospectus relating to the Company's initial public offering.

         6.       ESCROW OF SHARES.

                  (a) To ensure the availability for delivery of the Greer Stock upon forfeiture or repurchase thereof pursuant to Section 2, Greer shall, upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the "Escrow Holder") the share certificate representing the Greer Stock, together with the Assignment Separate from Certificate (the "Stock Assignment") duly endorsed in blank, attached hereto as EXHIBIT A-1. The Greer Stock and Stock Assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Greer attached as EXHIBIT A-2 hereto.

                  (b) The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow and while acting in good faith and in the exercise of its judgment.

                  (c) Subject to the terms hereof, Greer shall have all the rights of a shareholder with respect to the Greer Stock while they are held in escrow, including without limitation, the right to vote the Greer Stock and receive any cash dividends declared thereon. If, from time to time during the term of this Agreement, there is (i) any stock dividend, stock split or other change in the Greer Stock, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which Greer is entitled by reason of Greer's ownership of the Greer Stock shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Greer Stock" for purposes of this Agreement.

         7. TAX CONSEQUENCES. Greer has reviewed with Greer's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Greer is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Greer understands that Greer (and not the Company) shall be responsible for Greer's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Greer understands that in connection with the shares Greer receives pursuant to the Contribution Agreement, Greer may recognize ordinary income under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), on the difference between the fair market value of the Greer Stock issued to Greer as of the date any restrictions on the Greer Stock lapses, and the value of Greer's "Equity Interest" (within the meaning of the Contribution Agreement) as of the date of this Agreement. Greer understands that if and to the extent Section 83 applies to such Greer Stock, Greer may elect to be taxed at the time the Greer Stock is issued rather than when and as the forfeiture provisions expire by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of issuance.

                  GREER ACKNOWLEDGES THAT IT IS GREER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF GREER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF.

         8.       GENERAL PROVISIONS.

                  (a) This Agreement shall be governed by the laws of the State of Delaware as they apply to contracts entered into and wholly to be performed in such state. This Agreement represents the entire agreement between the parties with respect to the issuance of the Greer Stock and may only be modified or amended in writing signed by the parties.

                  (b) With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive personal jurisdiction of, and venue in, the state courts of Delaware.

                  (c) Any notice, demand or request required or permitted to be given by either the Company or Greer pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

                  (d) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

                  (e) Greer agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

                  (f) Greer has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

                                       PARTICIPATE.COM, INC.
                                       a Delaware corporation



                                       -----------------------------------------
                                       Alan K. Warms, President



                                       GREER

                                       -----------------------------------------
                                       David A. Greer

                                   EXHIBIT A-1
                      ASSIGNMENT SEPARATE FROM CERTIFICATE



         FOR VALUE RECEIVED I, __________________________, hereby sell, assign and transfer unto _______________________________ (__________) shares of Common Stock of Participate.com, Inc. standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint Wilson, Sonsini, Goodrich & Rosati, attorney, to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

         This Stock Assignment may be used only in accordance with the Stock Purchase Agreement between Participate.com, Inc. and the undersigned dated ______________, _____.

Dated: ____________________, _______


                                           -------------------------------------
                                           (to be signed exactly as name is to
                                           appear on stock certificate)

                                   EXHIBIT A-2
                            JOINT ESCROW INSTRUCTIONS


                                                           _____________, 199___



John V. Roos
Escrow Agent
c/o Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA  94304

Dear Escrow Agent:

         As Escrow Agent for both Participate.com, Inc., a Delaware corporation (the "Company"), and the undersigned purchaser of stock of the Company (the "Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Stock Purchase Agreement (the "Agreement") between the Company and the undersigned, in accordance with the following instructions:

         1. In the event of a forfeiture or repurchase of Purchaser's stock pursuant to the terms of the Agreement, the Company shall give to Purchaser and you a written notice thereof. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee.

         3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

         4. If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

         5. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         6. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

         7. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         8. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         9. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

         10. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

         11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

         12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

                  COMPANY:          Participate.com, Inc.
                                    945 West George Street, Third Floor
                                    Chicago, IL 60657-5007


                  PURCHASER:        -----------------------------------
                                    -----------------------------------
                                    -----------------------------------


                  ESCROW AGENT:     Escrow Agent
                                    Wilson Sonsini Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, CA 94304


         15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

         16. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

         17. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

                           Very truly yours,

                           PARTICIPATE.COM, INC.


                           By:
                              --------------------------------------------------
                           Title:
                                 -----------------------------------------------


                           Purchaser


                           -----------------------------------------------------
                           (Signature)

                           David A. Greer
                           -----------------------------------------------------
                           (Print or type name)

         ESCROW AGENT:


         ---------------------------------------
         John V. Roos

                                    EXHIBIT E



The undersigned, David Greer, hereby agrees to vote all shares of capital stock of Participate.com beneficially owned by him as of September 17, 1999 (as the same may be changed by stock split, recapitalization and the like)(the "Shares") as Alan Warms shall direct. Mr. Greer further agrees not to transfer his Shares without the transferee agreeing in writing to the same voting agreement. Mr. Greer agrees to take any actions and execute any documents Alan Warms deems necessary or advisable to effect the foregoing, including without limitation the execution of any proxy that may be required under law.


Dated: September 17, 1999           /s/ David Greer
                                   --------------------------
                                            David Greer